                                                                    EXHIBIT 99.5

                                 FORM OF PROXY

                         QUANTUM HEALTH RESOURCES, INC.

                                     PROXY

                 SPECIAL MEETING OF SHAREHOLDERS, JUNE 28, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Shareholders to be held on June 28, 1996, and the accompanying Joint Proxy Statement and Prospectus and appoints Douglas H. Stickney, John C. McIlwraith and Keith T. Coleman, or any of them, the proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock of Quantum Health Resources, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Special Meeting of Shareholders of Quantum Health Resources, Inc. to be held at Quantum's headquarters, Two Parkwood Crossing, 310 E. 96th Street, Suite 300, Indianapolis, IN 46240, on June 28, 1996, at 10:00 a.m. Indianapolis time, and at any adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the following manner:

    To approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of May 1, 1996, by and among Olsten Corporation, QHR Acquisition Corp. and Quantum Health Resources, Inc.

                     FOR / /    AGAINST / /    ABSTAIN / /
                          (Continued on reverse side)

                         (Continued from reverse side)

    In addition, the proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote FOR the above Proposal. This Proxy, when properly executed, will be voted as specified above. This Proxy will be voted FOR the above Proposal if no specification is made.
                                                     Dated: , 1996

                                                     (Print name(s) as it (they)
                                                       appear on certificate)

                                                      (Authorized Signature(s))

                                                     Please print the name(s)
                                                     appearing on each share
                                                     certificate(s) over which
                                                     you have voting authority.

      PLEASE RETURN YOUR EXECUTED PROXY TO U.S. STOCK TRANSFER CORPORATION
           IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PRE-PAID ENVELOPE.